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                                                                    EXHIBIT 23.3














                  CONSENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.


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                                   CONSENT OF
                        CHERRY, BEKAERT & HOLLAND, L.L.P.
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the inclusion in the registration statement on Form SB-2 of Harp & Eagle, Ltd., a Wisconsin corporation (File No. 333-55088), of our report, dated November 16, 2001, on the consolidated balance sheet of Harp & Eagle, Ltd. and Subsidiaries as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected Financial Data" and "Experts."



/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

CHERRY, BEKAERT & HOLLAND, L.L.P.


Charlotte, North Carolina
November 28, 2001